Exhibit 99.1

Contact:	Rick Berry, Chief Financial Officer Sanders Morris Harris Group Inc. (713) 993-4614

Sanders Morris Harris Group Inc. Announces Pricing of Public Offering of Its Common Stock

Houston, Texas, September 28, 2006 — Sanders Morris Harris Group Inc. (Nasdaq: SMHG) announced today the public offering of 5,000,000 shares of its common stock, all of which are being sold by the Company, at a price to the public of $12.50 per share. Certain selling stockholders have also granted the underwriters a 30-day option to purchase up to 750,000 additional shares from them.

Jefferies & Company, Inc. leads the underwriting team, with Sandler O’Neill & Partners, L.P. as co-manager for the offering.

The offering is being made only by means of a prospectus. When available, copies of the final prospectus relating to the offering may be obtained from the prospectus departments of Jefferies & Company at 520 Madison Avenue, 12th Floor, New York, NY 10022 or by fax at (212) 284-2208 or Sandler O’Neill & Partners, L.P. at 919 Third Avenue, 6th Floor, New York, NY 10022.

A registration statement relating to these securities has been filed with and declared effective by the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Media Contact: Rick Berry, Sanders Morris Harris Group Inc., 713-993-4614, rick.berry@smhgroup.com

About Sanders Morris Harris Group

Sanders Morris Harris Group is a financial services holding company headquartered in Houston that manages more than $11 billion in client assets. It is the largest investment banking firm headquartered in the Southwest and provides a full range of asset and wealth management services and investment banking services including underwriting of private placements and public offerings of equity and debt securities, as well as financial advisory services. It also offers institutional equity sales, trading, and research, as well as prime brokerage services for hedge funds and fixed income securities sales and trading. Its operating entities are Sanders Morris Harris, Charlotte Capital, Kissinger Financial Services, Salient Partners, Salient Trust Co. LTA, SMH Capital Advisors, Select Sports Group, and The Edelman Financial Center. Sanders Morris Harris Group has more than 550 employees in 20 states. Additional information is available at www.smhgroup.com.

In addition to the historical information, this press release contains certain forward-looking statements under federal securities laws, including statements regarding Sanders Morris Harris Group’s expected future business prospects, revenue and income. These forward-looking statements are based upon current expectations and involve certain risks and uncertainties that could cause actual results to differ materially from any such statement. These risks and uncertainties, many of which are beyond the company’s control, include but are not limited to (1) trading volume in the securities markets; (2) volatility of the securities markets and interest rates; (3) changes in regulatory requirements which could affect the demand for the company’s services or the cost of doing business; (4) general economic conditions, both domestic and foreign, especially in the regions where the company does business; (5) changes in the rate of inflation and related impact on securities markets; (6) competition from existing financial institutions and other new participants in the securities markets; (7) legal developments affecting the litigation experience of the securities industry; (8) successful implementation of technology solutions; (9) changes in valuations of the company’s trading and warrant portfolios resulting from mark-to-market adjustments; (10) dependence on key personnel; (11) demand for the company’s services; and (12) litigation and securities law liabilities. The company does not undertake any obligation to update or revise any forward-looking statement.

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